Exhibit 99.1

TrueCar Reports Third Quarter 2020 Financial Results

SANTA MONICA, Calif., November 5, 2020 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights

The following financial results reflect continuing operations only:

•Third quarter total revenue of $77.2 million, up 31.9% from the second quarter of 2020 and down (10.0)% from the third quarter of 2019.
•Record third quarter income from continuing operations of $9.6 million, or $0.09 per share, compared to loss from continuing operations of $(8.8) million, or $(0.08) per share, in the third quarter of 2019.
•Record third quarter Adjusted EBITDA(1) of $20.5 million, representing an Adjusted EBITDA margin(2) of 26.5%, compared to Adjusted EBITDA of $3.1 million, representing an Adjusted EBITDA margin of 3.6%, in the third quarter of 2019.
•Third quarter Non-GAAP net income(3) of $15.3 million, or $0.14 per share, compared to Non-GAAP net loss of $(1.0) million, or $(0.01) per share, in the third quarter of 2019.
•$178.7 million of cash and cash equivalents on the balance sheet as of September 30, 2020.

Management Commentary
“The momentum we have been building over the past few quarters continued into the third quarter,” said Mike Darrow, TrueCar’s President and Chief Executive Officer. “We delivered strong sequential revenue growth and record-setting Adjusted EBITDA of $20 million. More importantly, we continued our march towards enabling a flexible and complete, online car buying experience, by driving strong adoption of our payments and trade tools across our franchise network. We are well on our way to bringing to market the modern marketplace experience that has been needed in automotive retail for many years.”

(1)Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net income (loss) below.
(2)Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.
(3)Non-GAAP net income (loss) is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net income (loss) below.

Key Operating Metrics

•Average monthly unique visitors(4) increased 23.5% to 9.5 million in the third quarter of 2020, up from 7.7 million in the third quarter of 2019.
•Units(5) were 213,869 in the third quarter of 2020, down (20.1)% year-over-year.
•Monetization(6) was $346 during the third quarter of 2020, compared to $320 during the third quarter of 2019.
•Franchise dealer count(7) was 10,745 as of September 30, 2020, down from 11,267 as of June 30, 2020.
•Independent dealer count(8) was 3,858 as of September 30, 2020, down from 4,131 as of June 30, 2020.

Business Outlook

Our guidance for the quarter ending December 31, 2020 is as follows:

•Revenues are expected to be in the range of $57 million to $59 million.
•Adjusted EBITDA is expected to be in the range of $(1) million to $1 million.(9)

(4)We define a monthly unique visitor as an individual who has visited our website, one of our landing pages on our affinity group marketing partner sites or our mobile application within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.
(5)We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners.
(6)We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.
(7)We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop.
(8)We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.
(9)We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, which is a reconciling item between GAAP net income (loss) and Adjusted EBITDA and could significantly impact GAAP results.

Conference Call Information

Members of our management will host a conference call today, November 5, 2020, to discuss our third quarter 2020 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed the same day from 7:30 p.m. Eastern Time on Thursday, November 5, 2020 until 11:59 p.m. Eastern Time on Thursday, November 19, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering replay PIN 13711379. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.true.com. We have used, and intend to continue to use, our Investor Relations website (ir.true.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our ability to improve the car-buying experience and deliver a modern automotive marketplace. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, or SEC, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. We define Adjusted EBITDA as net income (loss) adjusted to exclude interest income, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment, other income and income taxes. We define Non-GAAP net income (loss) as net income (loss) adjusted to exclude stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, goodwill impairment and other income. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net income (loss), the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net income (loss) as operating performance measures because each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net income (loss) facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the severance charges associated with a restructuring plan initiated and completed in the first quarter of 2019 and the second quarter of 2020 to improve efficiency and reduce expenses;

•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;
•neither Adjusted EBITDA nor Non-GAAP net income (loss) considers the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and
•other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including our net income (loss), our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our nationwide network of Certified Dealers. We are building the industry's most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars — all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including AARP, Sam's Club and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with offices in Austin, Texas and Boston, Massachusetts.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Investor Relations Contact:
Danny Vivier
Vice President, Investor Relations & Strategic Finance
investors@truecar.com
(424) 258-8771

Public Relations Contact:
Shadee Malekafzali
shadee@truecar.com
(424) 258-8694

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$77,247	$85,785	$214,718	$250,162
Costs and operating expenses:
Cost of revenue	4,664	6,982	16,403	21,558
Sales and marketing	36,254	57,430	115,366	171,122
Technology and development	10,162	12,782	34,861	43,899
General and administrative	11,315	12,842	36,252	48,938
Depreciation and amortization	5,117	4,951	15,321	15,623
Goodwill impairment	—	—	8,264	—
Total costs and operating expenses	67,512	94,987	226,467	301,140
Income (loss) from operations	9,735	(9,202)	(11,749)	(50,978)
Interest income	13	594	452	2,003
Other income	450	—	450	—
Loss from equity method investment	(571)	(464)	(1,460)	(737)
Income (loss) before income taxes	9,627	(9,072)	(12,307)	(49,712)
Provision for (benefit from) income taxes	38	(263)	(132)	(1,080)
Income (loss) from continuing operations	9,589	(8,809)	(12,175)	(48,632)
Income from discontinued operations, net of taxes	2,000	1,157	1,853	2,555
Net income (loss)	$11,589	$(7,652)	$(10,322)	$(46,077)
Net income (loss) per share, basic
Continuing operations	$0.09	$(0.08)	$(0.11)	$(0.46)
Discontinued operations	$0.02	$0.01	$0.02	$0.02
Net income (loss) per share, diluted
Continuing operations	$0.09	$(0.08)	$(0.11)	$(0.46)
Discontinued operations	$0.02	$0.01	$0.02	$0.02

Weighted average common shares outstanding, basic	107,693	106,239	107,418	105,510
Weighted average common shares outstanding, diluted	110,011	106,239	107,418	105,510

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$178,699	$181,534
Accounts receivable, net	40,723	38,239
Prepaid expenses	7,197	7,158
Other current assets	5,904	6,033
Current assets of discontinued operations	27,280	6,777
Total current assets	259,803	239,741
Property and equipment, net	23,789	27,781
Operating lease right-of-use assets	31,752	36,064
Goodwill	51,205	59,469
Intangible assets, net	7,200	9,000
Equity method investment	20,433	21,894
Other assets	3,367	3,620
Noncurrent assets of discontinued operations	—	24,118
Total assets	$397,549	$421,687
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$13,140	$21,319
Accrued employee expenses	5,117	5,969
Operating lease liabilities, current	4,625	5,875
Accrued expenses and other current liabilities	16,196	20,252
Current liabilities of discontinued operations	754	755
Total current liabilities	39,832	54,170
Deferred tax liabilities	442	783
Operating lease liabilities, net of current portion	33,312	37,127
Other liabilities	2,060	2,336
Total liabilities	75,646	94,416
Stockholders’ Equity
Common stock	11	11
Additional paid-in capital	764,276	759,322
Accumulated deficit	(442,384)	(432,062)
Total stockholders’ equity	321,903	327,271
Total liabilities and stockholders’ equity	$397,549	$421,687

TRUECAR, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$11,589	$(7,652)	$(10,322)	$(46,077)
Income from discontinued operations, net of tax	(2,000)	(1,157)	(1,853)	(2,555)
Income (loss) from continuing operations	9,589	(8,809)	(12,175)	(48,632)

Non-GAAP adjustments:
Interest income	(13)	(594)	(452)	(2,003)
Depreciation and amortization	5,117	4,951	15,321	15,623
Stock-based compensation (1)	5,607	6,805	17,632	30,260
Loss from equity method investment	571	464	1,460	737
Certain litigation costs (2)	—	157	(1,939)	1,436
Executive departure costs (3)	—	270	—	4,951
Restructuring charges (4)	—	—	8,346	3,015
Transaction costs (5)	—	—	—	1,926
Change in the fair value of contingent consideration	30	75	151	225
Goodwill impairment (6)	—	—	8,264	—
Other income (7)	(450)	—	(450)	—
Provision for (benefit from) income taxes	38	(263)	(132)	(1,080)
Adjusted EBITDA	$20,489	$3,056	$36,026	$6,458
_________________
(1)For the nine months ended September 30, 2019, the excluded amounts include stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.
(2)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the nine months ended September 30, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters.
(3)The excluded amounts represent severance charges associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with the change in CEO of $4.6 million, as well as related recruiting fees of $0.4 million for the search for a new chief executive officer. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(4)The excluded amounts represent charges associated with the restructuring plans undertaken in the first quarter of 2019 and the second quarter of 2020 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.

(5)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of comprehensive loss. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(6)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(7)The excluded amount represents a non-recurring gain associated with the sale of a domain name.

TRUECAR, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$11,589	$(7,652)	$(10,322)	$(46,077)
Income from discontinued operations, net of tax	(2,000)	(1,157)	(1,853)	(2,555)
Income (loss) from continuing operations	9,589	(8,809)	(12,175)	(48,632)

Non-GAAP adjustments:
Stock-based compensation (1)	5,607	6,805	17,632	30,260
Loss from equity method investment	571	464	1,460	737
Certain litigation costs (2)	—	157	(1,939)	1,436
Executive departure costs (3)	—	270	—	4,951
Restructuring charges (4)	—	—	8,346	3,015
Transaction costs (5)	—	—	—	1,926
Change in the fair value of contingent consideration	30	75	151	225
Goodwill impairment (6)	—	—	8,264	—
Other income (7)	(450)	—	(450)	—
Non-GAAP net income (loss) (8)	$15,347	$(1,038)	$21,289	$(6,082)

Non-GAAP net income (loss) per share:
Basic	$0.14	$(0.01)	$0.20	$(0.06)
Diluted	$0.14	$(0.01)	$0.20	$(0.06)

Weighted average common shares outstanding:
Basic	107,693	106,239	107,418	105,510
Diluted	110,011	106,239	108,366	105,510
____________________
(1)For the nine months ended September 30, 2019, the excluded amounts include stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.
(2)The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers against TrueCar and consumer class action lawsuits. For the nine months ended September 30, 2020, the excluded amount also includes a $2.0 million payment received from one of our insurance carriers in settlement of a lawsuit we brought in the fourth quarter of 2017 to recover insured legal fees. We believe the exclusion of these costs and recovery is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters.
(3)The excluded amounts represent severance charges associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with the change in CEO of $4.6 million, as well as related recruiting fees of $0.4 million for the search for a new chief executive officer. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(4)The excluded amounts represent charges associated with the restructuring plans undertaken in the first quarter of 2019 and the second quarter of 2020 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.
(5)The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of comprehensive loss. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations.
(6)The excluded amount represents a non-cash impairment charge we recognized on our goodwill during the first quarter of 2020.
(7)The excluded amount represents a non-recurring gain associated with the sale of a domain name.
(8)There is no income tax impact related to the adjustments made to calculate Non-GAAP net income (loss) because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at September 30, 2020 and 2019.